As filed with the Securities and Exchange Commission on May 9, 2017.

Registration No. 333-__________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NAVIDEA BIOPHARMACEUTICALS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	31-1080091
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

5600 Blazer Parkway, Suite 200
Dublin, Ohio 43017
(Address of Registrant's principal executive offices)

NAVIDEA BIOPHARMACEUTICALS, INC. 401(k) PLAN AND TRUST
(Full Title of the Plan)

Jed A. Latkin
Chief Operating Officer & Chief Financial Officer
Navidea Biopharmaceuticals, Inc.
5600 Blazer Parkway, Suite 200
Dublin, Ohio 43017
(614) 793-7500
(Name, address and telephone number of agent for service)

Copies of Correspondence to:
Brett P. Thornton, Esq.
Porter, Wright, Morris & Arthur LLP
41 South High Street
Columbus, Ohio 43215
(614) 227-2194
bthornton@porterwright.com

Indicate by check mark whether the registrant is a large accelerated filer, accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐

Calculation of Registration Fee

Title of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(4)
Common Stock, $.001 par value	500,000	$0.51	$255,000	$29

(1)
This Registration Statement covers only shares of common stock, $.001 par value, of Navidea Biopharmaceuticals, Inc. (“Navidea Common Stock”) that may be issued to the Navidea Biopharmaceuticals, Inc. 401(k) Plan and Trust, as amended (the “Plan”), or its beneficiaries as employer matching contributions. The interests of employees in the Plan are not being registered hereby.

(2)
This Registration Statement registers 500,000 additional shares of Navidea Common Stock for issuance to the Plan or its beneficiaries. Registration Statements on Form S-8 were previously filed on March 31, 2009 (Registration No. 333-158323) and December 22, 2005 (Registration No. 333-130636) for the existing securities available under the Plan. In accordance with Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall be deemed to cover an indeterminate number of additional shares of Navidea Common Stock, as may be issuable pursuant to future stock dividends, stock splits or similar transactions.

(3)
Estimated solely for the purpose of calculating the proposed maximum aggregate offering price and the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of Navidea Common Stock as reported on the NYSE MKT stock exchange on May 2, 2017.

(4)
Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of additional securities for the Plan.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed for the purpose of registering an additional 500,000 shares of the common stock of Navidea Biopharmaceuticals, Inc. (the “Corporation”) to be issued to the Navidea Biopharmaceuticals, Inc. 401(k) Plan and Trust, as amended (the “Plan”), or its beneficiaries as employer matching contributions. Pursuant to General Instruction E to Form S-8, we incorporate by reference into this Registration Statement the contents of the Corporation’s Registration Statements on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) on March 31, 2009 (Registration No. 333-158323) and December 22, 2005 (Registration No. 333-130636).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the Note to Part I of Form S-8. The documents containing the information required by Part I, which also relate to the shares registered under the Registration Statements on Form S-8 filed on March 31, 2009 (Registration No. 333-158323) and December 22, 2005 (Registration No. 333-130636), will be sent or given to participants as specified by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

The Corporation incorporates by reference the following documents that the Corporation has previously filed with the Commission:

1.
Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (filed March 31, 2017).

2.
Current Reports on Form 8-K dated February 6, 2017 (filed February 10, 2017); dated February 9, 2017 (filed February 16, 2017); dated February 22, 2017 (filed February 23, 2017); dated March 2, 2017 (filed March 2, 2017); dated March 3, 2017 (filed March 9, 2017); dated March 8, 2017 (filed March 13, 2017); and dated April 25, 2017 (filed May 1, 2017); and excepting all such current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary.

3.
The description of the Corporation’s common stock which is contained in the Corporation’s Form 8-A filed with the Commission on February 8, 2011 (Registration No. 001-35076) pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, as updated in any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.    Exhibits

Exhibit Number		Description

5.1	*	Opinion of Porter, Wright, Morris & Arthur LLP regarding legality.

23.1	*	Consent of Porter, Wright, Morris & Arthur LLP (included in Exhibit 5.1 filed herewith).

23.2	*	Consent of Independent Registered Public Accounting Firm: Marcum LLP.

23.3	*	Consent of Independent Registered Public Accounting Firm: BDO USA, LLP.

24.1	*	Powers of Attorney.

99.1	*	Navidea Biopharmaceuticals, Inc. 401(k) Plan and Trust.
________________
* Filed herewith.

The Corporation submitted the Navidea Biopharmaceuticals, Inc. 401(k) Plan and Trust (the “Plan”) to the Internal Revenue Service (the “IRS”) and received a determination letter from the IRS confirming that the Plan was qualified under Section 401 of the Internal Revenue Code of 1986, as amended (the “Code”). The Plan’s most recent determination letter from the IRS was dated March 7, 2017. The Corporation will make any changes required by the IRS in order to qualify the Plan under Section 401 of the Code.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, State of Ohio, on May 9, 2017.

NAVIDEA BIOPHARMACEUTICALS, INC.

/s/ Jed A. Latkin
Chief Operating Officer & Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Michael M. Goldberg	President, Chief Executive Officer	May 9, 2017
Michael M. Goldberg, M.D.	and Director (principal executive officer)

/s/ Jed A. Latkin	Chief Operating Officer	May 9, 2017
Jed A. Latkin	& Chief Financial Officer
(principal financial officer and
principal accounting officer)

* Eric K. Rowinsky	Chairman of the Board of Directors	May 9, 2017
Eric K. Rowinsky, M.D.

* Anthony S. Fiorino	Director	May 9, 2017
Anthony S. Fiorino, M.D., Ph.D.

* Mark I. Greene	Director	May 9, 2017
Mark I. Greene, M.D., Ph.D. FRCP

* Y. Michael Rice	Director	May 9, 2017
Y. Michael Rice

*By: /s/ Jed A. Latkin
Jed A. Latkin, attorney-in-fact for each of the persons indicated